RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR


                           RFMSI SERIES 2002-S16 TRUST
                                     ISSUER


                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-S16

          $ 67,302                   0.00%            CLASS A-P CERTIFICATES
------------------------------ ------------------- -----------------------------
                         Supplement dated April 27, 2005
                                       to
                  Prospectus Supplement dated October 25, 2002
                                       to
                        Prospectus dated August 26, 2002

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated October 25, 2002.

     The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

     UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 76.81% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in fully registered, certificated form on or about April 28, 2005 against payment therefor in immediately available funds.

     In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:

                            CREDIT SCORE DISTRIBUTION

                                                                                       WEIGHTED
                                 NUMBER OF                  PERCENT OF    AVERAGE      AVERAGE
                                 MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL  LOAN-TO-VALUE
CREDIT SCORE RANGE                 LOANS        BALANCE       LOANS       BALANCE       RATIO
----------------------------     ---------  --------------  ----------   ---------  -------------
499 or less.................             1  $      292,341        0.67%  $ 292,341          72.00%
520 - 539...................             1          43,659        0.10      43,659          42.00
560 - 579...................             1          26,817        0.06      26,817          75.00
580 - 599...................             1         398,770        0.92     398,770          63.00
600 - 619...................             1          49,764        0.11      49,764          66.00
620 - 639...................             2         533,858        1.23     266,929          73.87
640 - 659...................             3       1,105,664        2.54     368,555          61.54
660 - 679...................             1         304,402        0.70     304,402          80.00
680 - 699...................            11       3,344,444        7.69     304,040          53.31
700 - 719...................            13       3,363,609        7.73     258,739          60.70
720 - 739...................            12       3,872,466        8.90     322,705          61.52
740 - 759...................            15       5,008,580       11.51     333,905          58.02
760 - 779...................            18       5,489,123       12.62     304,951          58.89
780 - 799...................            33      11,432,761       26.28     346,447          57.07
800 or greater..............            24       7,922,519       18.21     330,105          51.01
                                 ---------  --------------  ----------   ---------  -------------
Subtotal with Credit Score..           137  $   43,188,777       99.29%  $ 315,247          57.34%
Not Available...............             1         310,900        0.71     310,900          67.00
                                 ---------  --------------  ----------   ---------  -------------
     Total..................           138  $   43,499,678      100.00%  $ 315,215          57.40%
                                 =========  ==============  ==========

Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history can be obtained for the related mortgagor.

As of March 1, 2005, the weighted average credit score of the mortgage loans was approximately 755.

For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

                                 MORTGAGE RATES

                                                                               WEIGHTED     WEIGHTED
                           NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE      AVERAGE
                           MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT    LOAN-TO-VALUE
MORTGAGE RATES (%)           LOANS        BALANCE        LOANS      BALANCE      SCORE       RATIO
----------------------     ---------   ------------   ----------   ---------   --------   -------------
5.500 - 5.624.........             1   $    341,220         0.78%  $ 341,220        757           80.00%
5.625 - 5.749.........             4        935,956         2.15     233,989        772           68.57
5.750 - 5.874.........            14      4,378,947        10.07     312,782        763           52.61
5.875 - 5.999.........            29      9,567,987        22.00     329,931        738           57.28
6.000 - 6.124.........            35     11,372,279        26.14     324,922        765           54.32
6.125 - 6.249.........            25      7,458,639        17.15     298,346        758           57.98
6.250 - 6.374.........            16      5,044,566        11.60     315,285        752           62.49
6.375 - 6.499.........             5      1,881,521         4.33     376,304        750           65.68
6.500 - 6.624.........             6      1,978,340         4.55     329,723        782           50.29
6.625 - 6.749.........             1        446,799         1.03     446,799        686           75.00
6.750 - 6.874.........             2         93,423         0.21      46,711        570           54.78
                           ---------   ------------   ----------   ---------   --------   -------------
     Total............           138   $ 43,499,678       100.00%  $ 315,215        755           57.40%
                           =========   ============   ==========


As of March 1, 2005, the weighted average mortgage rate was approximately 6.0337% per annum.

         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                       WEIGHTED     WEIGHTED
                                   NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE      AVERAGE
ORIGINAL MORTGAGE LOAN             MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT    LOAN-TO-VALUE
BALANCE ($)                          LOANS        BALANCE        LOANS      BALANCE      SCORE       RATIO
-----------------------------      ---------   ------------   ----------   ---------   --------   -------------
   100,000 or less...........              8   $    471,253         1.08%  $  58,907        703           51.41%
   100,001 - 200,000.........             11      1,400,755         3.22     127,341        754           53.01
   200,001 - 300,000.........             18      3,949,346         9.08     219,408        750           59.98
   300,001 - 400,000.........             55     17,136,723        39.40     311,577        755           59.32
   400,001 - 500,000.........             23      8,996,066        20.68     391,133        738           54.37
   500,001 - 600,000.........             14      6,438,182        14.80     459,870        778           60.74
   600,001 - 700,000.........              7      3,810,261         8.76     544,323        775           55.89
   800,001 - 900,000.........              1        448,392         1.03     448,392        754           16.00
   900,001 - 1,000,000.......              1        848,700         1.95     848,700        730           53.00
                                   ---------   ------------   ----------   ---------   --------   -------------
     Total...................            138   $ 43,499,678       100.00%  $ 315,215        755           57.40%
                                   =========   ============   ==========


                               ORIGINAL LTV RATIOS

                                                                                       WEIGHTED
                                   NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE
                                   MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT
ORIGINAL LTV RATIO (%)               LOANS        BALANCE        LOANS      BALANCE      SCORE
------------------------           ---------   ------------   ----------   ---------   --------
00.01 - 50.00...........                  42   $ 12,871,185        29.59%  $ 306,457        772
50.01 - 55.00...........                  18      5,574,572        12.82     309,698        763
55.01 - 60.00...........                  15      5,157,344        11.86     343,823        751
60.01 - 65.00...........                  14      4,229,582         9.72     302,113        755
65.01 - 70.00...........                  23      7,306,106        16.80     317,657        743
70.01 - 75.00...........                  15      4,708,263        10.82     313,884        726
75.01 - 80.00...........                  10      3,496,883         8.04     349,688        749
85.01 - 90.00...........                   1        155,743         0.36     155,743        782
                                   ---------   ------------   ----------   ---------   --------
      Total.............                 138   $ 43,499,678       100.00%  $ 315,215        755
                                   =========   ============   ==========


The weighted average LTV ratio at origination of the mortgage loans was approximately 57.40%.

                 GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                  WEIGHTED     WEIGHTED
                             NUMBER OF                  PERCENT OF     AVERAGE     AVERAGE      AVERAGE
                             MORTGAGE     PRINCIPAL      MORTGAGE     PRINCIPAL    CREDIT    LOAN-TO-VALUE
STATE                          LOANS       BALANCE         LOANS       BALANCE      SCORE       RATIO
------------------------     ---------  -------------   ----------   -----------  --------   -------------
Alabama.................             1  $     274,451         0.63%  $  274,451        746           75.00%
Arkansas................             2        100,093         0.23       50,047        751           57.43
Arizona.................             2        275,462         0.63      137,731        761           59.62
California..............            51     17,685,951        40.66      346,783        758           51.32
Connecticut.............             5      1,539,418         3.54      307,884        736           63.22
Florida.................             8      2,697,246         6.20      337,156        759           59.47
Georgia.................             3        696,595         1.60      232,198        760           75.51
Illinois................             2        575,275         1.32      287,638        752           67.89
Kentucky................             1        564,761         1.30      564,761        734           72.00
Louisiana...............             2        687,725         1.58      343,863        738           66.68
Massachusetts...........             1        185,794         0.43      185,794        708           64.00
Maryland................             5      1,303,817         3.00      260,763        756           59.58
Michigan................             1        310,900         0.71      310,900        N/A           67.00
Minnesota...............             1        296,355         0.68      296,355        751           73.00
Missouri................             1        425,861         0.98      425,861        803           64.00
North Carolina..........             8      2,199,821         5.06      274,978        768           70.30
New Jersey..............             8      2,614,563         6.01      326,820        752           51.57
New Mexico..............             1        224,782         0.52      224,782        797           70.00
Nevada..................             3        807,579         1.86      269,193        755           62.44
New York................             3        921,605         2.12      307,202        734           70.22
Ohio....................             1        323,332         0.74      323,332        636           79.00
Oklahoma................             1        260,913         0.60      260,913        739           75.00
Oregon..................             1         87,067         0.20       87,067        768           48.00
Rhode Island............             1        274,359         0.63      274,359        766           43.00
South Carolina..........             4      1,151,980         2.65      287,995        639           70.41
Tennessee...............             3      1,182,905         2.72      394,302        783           68.19
Texas...................            12      3,879,990         8.92      323,332        765           51.44
Virginia................             4      1,421,094         3.27      355,273        797           55.10
Vermont.................             1        353,871         0.81      353,871        797           61.00
Washington..............             1        176,113         0.40      176,113        700           50.00
                             ---------  -------------   ----------   -----------  --------   -------------
     Total............             138  $  43,499,678       100.00%  $  315,215        755           57.40%
                             =========  =============   ==========

---------

     No more than 2.0% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 1.9% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.

                       LOAN PURPOSE OF THE MORTGAGE LOANS

                               NUMBER                                           WEIGHTED    WEIGHTED
                                 OF                     PERCENT OF    AVERAGE    AVERAGE     AVERAGE
                              MORTGAGE    PRINCIPAL      MORTGAGE    PRINCIPAL   CREDIT   LOAN-TO-VALUE
LOAN PURPOSE                    LOANS      BALANCE         LOANS      BALANCE     SCORE      RATIO
---------------------------   --------  -------------   ----------   ---------  --------  -------------
Purchase...................          6  $   2,090,513         4.81%  $ 348,419       723          73.84%
Rate/Term Refinance........         97     30,990,119        71.24     319,486       763          55.62
Equity Refinance...........         35     10,419,045        23.95     297,687       738          59.41
                              --------  -------------   ----------   ---------  --------  -------------
     Total.................        138  $  43,499,678       100.00%  $ 315,215       755          57.40%
                              ========  =============   ==========   =========  ========  =============

             MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                  WEIGHTED     WEIGHTED
                              NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE      AVERAGE
                              MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT    LOAN-TO-VALUE
DOCUMENTATION TYPE              LOANS        BALANCE        LOANS      BALANCE      SCORE       RATIO
---------------------------   ---------   ------------   ----------   ---------   --------   -------------
Full Documentation.........         107   $ 35,734,296        82.15%  $ 333,965        756           58.11%
Reduced Documentation......          31      7,765,382        17.85     250,496        753           54.14
                              ---------   ------------   ----------   ---------   --------   -------------
     Total.................         138   $ 43,499,678       100.00%  $ 315,215        755           57.40%
                              =========   ============   ==========

     No more than 48.5% of such reduced loan documentation mortgage loans were secured by mortgaged properties located in California.

     Approximately 19.5% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.

                      OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                  NUMBER                                           WEIGHTED      WEIGHTED
                                    OF                    PERCENT OF    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE    PRINCIPAL     MORTGAGE     PRINCIPAL   CREDIT    LOAN-TO-VALUE
OCCUPANCY TYPE                     LOANS      BALANCE        LOANS       BALANCE     SCORE        RATIO
---------------------------      --------  -------------  ----------   ----------  --------   -------------
Primary Residence..........           136  $  42,800,462       98.39%  $  314,709       755           57.46%
Second/Vacation............             2        699,215        1.61      349,608       759           54.02
                                 --------  -------------  ----------   ----------  --------   -------------
     Total.................           138  $  43,499,678      100.00%  $  315,215       755           57.40%
                                 ========  =============  ==========

                            MORTGAGED PROPERTY TYPES

                                  NUMBER                                           WEIGHTED      WEIGHTED
                                    OF                    PERCENT OF    AVERAGE     AVERAGE      AVERAGE
                                 MORTGAGE    PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT    LOAN-TO-VALUE
PROPERTY TYPE                      LOANS      BALANCE        LOANS      BALANCE      SCORE        RATIO
-----------------------------    --------  -------------  ----------   ---------   --------   -------------
Single Family Detached.......         102  $  32,432,698       74.56%  $  317,968       754           56.90%
Planned Unit Developments              26      8,473,259       19.48      325,895       762           57.50
(detached)...................
Condo Low-Rise (less than 5             4        987,765        2.27      246,941       716           63.26
(stories)....................
Two- to four-family Units....           3        804,587        1.85      268,196       722           69.07
Leasehold....................           1        401,397        0.92      401,397       787           45.00
Planned Unit Developments               2        399,972        0.92      199,986       801           71.12
                                 --------  -------------  ----------   ---------   --------   -------------
(attached)...................
    Total....................         138  $  43,499,678      100.00%  $  315,215       755           57.40%
                                 ========  =============  ==========

                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                            WEIGHTED      WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE      AVERAGE
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT    LOAN-TO-VALUE
NET MORTGAGE RATE (%)                     LOANS        BALANCE        LOANS      BALANCE      SCORE        RATIO
---------------------------------       ---------   ------------   ----------   ---------   --------   -------------
5.220............................               1   $    341,220         0.78%  $ 341,220        757           80.00%
5.345............................               4        935,956         2.15     233,989        772           68.57
5.470............................              14      4,378,947        10.07     312,782        763           52.61
                                        ---------   ------------   ----------   ---------   --------   -------------
    Total........................              19   $  5,656,123        13.00%  $ 297,691        764           56.91%
                                        =========   ============   ==========

     As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 1.195753557%.

     The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                   CLASS A-P CERTIFICATES
                                               -------------------------------
                                                0%    100%   300%   400%  500%
                                               ----   ----   ----   ----  ----
DISTRIBUTION DATE
-----------------
April 2005 ................................... 100%   100%   100%   100%  100%
April 2006 ...................................  94     88     80     71    66
April 2007 ...................................  88     77     63     51    43
April 2008 ...................................  81     67     50     35    28
April 2009 ...................................  74     58     38     25    18
April 2010 ...................................  66     49     29     17    11
April 2011 ...................................  58     40     22     11     7
April 2012 ...................................  50     32     16      7     4
April 2013 ...................................  41     25     11      5     2
April 2014 ...................................  31     18      7      3     1
April 2015 ...................................  21     11      4      1     1
April 2016 ...................................  10      5      2      1     *
April 2017 ...................................   0      0      0      0     0
Weighted Average Life in Years** (to Maturity) 6.7    5.2    3.7    2.8   2.3

------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

     o    the Class A-P Certificates will be purchased on April 28, 2005;

     o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

     o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                        ASSUMED MORTGAGE CHARACTERISTICS

                                                    DISCOUNT MORTGAGE    NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS         MORTGAGE LOANS
------------------------------------------------    -----------------   ----------------
Aggregate principal balance ....................    $    5,650,136.32   $  38,327,244.22
Weighted average mortgage rate .................         5.7141801711%            6.0811%
Weighted average servicing fee rate.............         0.2800000000%            0.3355%
Weighted average original term to maturity
(months) .......................................                  180                179
Weighted average remaining term
to maturity (months) ...........................                  143                145

     The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Principal Only Certificate and Interest Only Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

  ASSUMED PURCHASE PRICE         0%     100%     250%     400%     500%
---------------------------     ----    ----     ----     ----     ----
$53,267 ...................     3.7%     4.9%     7.0%     9.7%    11.8%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "250% PSA" assumes prepayment rates equal to 250% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

     The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

     As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

     The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.

                     JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                                  --------------------------------------------------------------------------------------
                                       BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                                     NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                                     LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                                  --------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio..........        159,458    $41,799,848        156,842   $ 41,837,077        142,330    $38,092,093
Period of Delinquency
  30 to 59 days...............          2,081        485,414          2,147        488,965          1,968        469,058
  60 to 89 days...............            297         66,720            336         72,625            327         75,698
  90 days or more.............            301         69,148            307         68,860            333         76,136
Foreclosures Pending..........            419        100,940            340         81,219            350         91,964
Total Delinquent Loans........          3,098    $   722,221          3,130   $    711,669          2,978    $   712,856
Percent of Loan
    Portfolio.................         1.943%         1.728%         1.996%         1.701%         2.092%         1.871%

                                     AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                  --------------------------------------------------------------------------------------
                                      BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                                     NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                                     LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                                  --------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio..........        104,754    $29,652,506         61,336    $19,562,648         51,674    $17,633,235
Period of Delinquency
  30 to 59 days...............          1,391        350,118            813        202,438            354        101,882
  60 to 89 days...............            256         59,355            180         37,722             80         18,514
  90 days or more.............            277         67,047            229         51,671             99         22,840
Foreclosures Pending..........            333         80,326            243         58,402            139         31,349
Total Delinquent Loans........          2,257    $   556,846          1,465    $   350,233            672    $   174,585
Percent of Loan
    Portfolio.................         2.155%         1.878%         2.388%         1.790%         1.300%         0.990%

------------------------
o    The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

          JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                                  --------------------------------------------------------------------------------------
                                       BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                                     NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                                     LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                                  --------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio..........         31,572    $ 5,733,023         29,442   $  5,424,670         26,174    $ 4,923,160
Period of Delinquency
  30 to 59 days...............            476         87,173            481         80,450            436         72,245
  60 to 89 days...............             72         13,317             85         14,464             71         13,138
  90 days or more.............             68         14,146             57         12,443             64         12,292
Foreclosures Pending..........            113         23,846             87         17,435             79         22,361
Total Delinquent Loans........            729    $   138,482            710   $    124,791            650    $   120,036
Percent of Loan
    Portfolio.................         2.309%         2.416%         2.412%         2.300%         2.483%         2.438%

                                     AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                  --------------------------------------------------------------------------------------
                                      BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                                     NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                                     LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                                  --------------------------------------------------------------------------------------
                                                               (Dollar Amounts in Thousands)
Total Loan Portfolio..........         20,813    $ 4,388,764         15,134    $ 3,902,833         12,980    $ 3,701,651
Period of Delinquency
  30 to 59 days...............            303         56,489            221         45,326             80         18,542
  60 to 89 days...............             62         12,354             38          7,098             21          4,011
  90 days or more.............             66         16,163             55          9,585             15          2,980
Foreclosures Pending..........             68         14,099             53         11,232             26          5,253
Total Delinquent Loans........            499    $    99,105            367    $    73,241            142    $    30,786
Percent of Loan
    Portfolio.................         2.398%         2.258%         2.425%         1.877%         1.094%         0.832%

------------------------
o    The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

     The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.

                     JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                   AT OR FOR THE         AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED            YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                                  -----------------    -----------------     -----------------
                                                (Dollar Amounts in Thousands)
Total Loan Portfolio.........     $      41,799,848    $      41,837,077     $      38,092,093
Average Portfolio Balance....     $      41,744,291    $      41,712,987     $      40,578,437
Foreclosed Loans.............     $          36,732    $          18,166     $          11,865
Liquidated Foreclosed Loans       $          40,097    $          57,997     $          35,574
Foreclosed Loans Ratio.......                0.088%               0.043%                0.031%
Gross Loss...................     $           6,022    $          16,608     $           9,085
Gross Loss Ratio.............                0.014%               0.040%                0.022%
Covered Loss.................     $           3,549    $           6,438     $           5,451
Net Loss.....................     $           2,473    $          10,170     $           3,633
Net Loss Ratio...............                0.006%               0.024%                0.009%
Excess Recovery..............     $             333    $              39     $               5

                                  AT OR FOR THE YEAR   AT OR FOR THE YEAR    AT OR FOR THE YEAR
                                         ENDED                 ENDED                 ENDED
                                   DECEMBER 31, 2002    DECEMBER 31, 2003     DECEMBER 31, 2004
                                  ------------------   ------------------    ------------------
                                                 (Dollar Amounts in Thousands)
Total Loan Portfolio.........     $       29,652,506   $       19,562,648    $       17,633,235
Average Portfolio Balance....     $       34,185,451   $       23,080,737    $       17,999,485
Foreclosed Loans.............     $           13,924   $            9,435    $            2,109
Liquidated Foreclosed Loans       $           30,193   $           28,302    $           16,609
Foreclosed Loans Ratio.......                 0.047%               0.048%                0.012%
Gross Loss...................     $            5,871   $            5,331    $            2,922
Gross Loss Ratio.............                 0.017%               0.023%                0.016%
Covered Loss.................     $            3,056   $            4,219    $            1,648
Net Loss.....................     $            2,816   $            1,112    $            1,274
Net Loss Ratio...............                 0.008%               0.005%                0.007%
Excess Recovery..............     $              108   $               18    $               68

          JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                   AT OR FOR THE         AT OR FOR THE         AT OR FOR THE
                                     YEAR ENDED            YEAR ENDED            YEAR ENDED
                                  DECEMBER 31, 1999    DECEMBER 31, 2000     DECEMBER 31, 2001
                                  -----------------    -----------------     -----------------
                                                (Dollar Amounts in Thousands)
Total Loan Portfolio..........    $       5,733,023    $       5,424,670     $       4,923,160
Average Portfolio Balance.....    $       6,483,857    $       5,497,288     $       5,208,164
Foreclosed Loans..............    $           7,705    $           2,749     $             841
Liquidated Foreclosed Loans...    $           7,487    $          10,220     $           5,253
Foreclosed Loans Ratio........               0.134%               0.051%                0.017%
Gross Loss....................    $           1,142    $           4,343     $           1,657
Gross Loss Ratio..............               0.018%               0.079%                0.032%
Covered Loss..................    $             561    $             895     $           1,202
Net Loss......................    $             581    $           3,449     $             456
Net Loss Ratio................               0.009%               0.063%                0.009%
Excess Recovery...............    $             148    $              25     $               0

                                  AT OR FOR THE YEAR   AT OR FOR THE YEAR    AT OR FOR THE YEAR
                                         ENDED                 ENDED                 ENDED
                                   DECEMBER 31, 2002    DECEMBER 31, 2003     DECEMBER 31, 2004
                                  ------------------   ------------------    ------------------
                                                 (Dollar Amounts in Thousands)
Total Loan Portfolio..........    $        4,388,764   $        3,902,833    $        3,701,651
Average Portfolio Balance.....    $        4,572,334   $        4,082,685    $        3,702,764
Foreclosed Loans..............    $            3,323   $            2,051    $              798
Liquidated Foreclosed Loans...    $            3,685   $            5,319    $            2,680
Foreclosed Loans Ratio........                0.076%               0.053%                0.022%
Gross Loss....................    $            1,047   $            1,473    $              581
Gross Loss Ratio..............                0.023%               0.036%                0.016%
Covered Loss..................    $              462   $              884    $              227
Net Loss......................    $              585   $              589    $              353
Net Loss Ratio................                0.013%               0.014%                0.010%
Excess Recovery...............    $                0   $                0    $               15

     The following shall supplement the information under the section entitled "Use of Proceeds":

     The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

     As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

     Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/25/05     17:48:47                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S16(POOL #  4629)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4629
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JZM9    35,000,000.00   5,542,645.90     5.500000  %     50,469.15
A-2     76111JZN7    25,000,000.00   5,993,975.64     3.650000  %     54,578.79
A-3     76111JZP2             0.00           0.00     5.500000  %          0.00
A-4     76111JZQ0    12,250,000.00           0.00     5.500000  %          0.00
A-5     76111JZR8       400,000.00           0.00     5.500000  %          0.00
A-6     76111JZS6       200,000.00           0.00     5.500000  %          0.00
A-7     76111JZT4    66,544,000.00           0.00     5.500000  %          0.00
A-8     76111JZU1   100,000,000.00           0.00     5.500000  %          0.00
A-9     76111JZV9    15,600,000.00  12,377,913.60     5.500000  %    203,472.10
A-10    76111JZW7    22,000,000.00  19,950,597.95     5.500000  %     90,898.60
A-P     76111JZX5       259,556.41      69,780.42     0.000000  %        341.65
A-V     76111JZY3             0.00           0.00     0.218196  %          0.00
R-I     76111JZZ0           100.00           0.00     5.500000  %          0.00
R-II    76111JA20           100.00           0.00     5.500000  %          0.00
M-1     76111JA38     1,684,100.00   1,527,218.27     5.500000  %      6,958.28
M-2     76111JA46       561,300.00     509,012.30     5.500000  %      2,319.15
M-3     76111JA53       421,000.00     381,781.90     5.500000  %      1,739.47
B-1     76111JA61       280,700.00     254,551.49     5.500000  %      1,159.78
B-2     76111JA79       140,400.00     127,321.09     5.500000  %        580.10
B-3     76111JA87       280,655.21     254,510.88     5.500000  %      1,159.60

-------------------------------------------------------------------------------
                  280,621,911.62    46,989,309.44                    413,676.67
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        25,403.79     75,872.94            0.00       0.00      5,492,176.75
A-2        18,231.68     72,810.47            0.00       0.00      5,939,396.85
A-3         9,240.71      9,240.71            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-8             0.00          0.00            0.00       0.00              0.00
A-9        56,732.10    260,204.20            0.00       0.00     12,174,441.50
A-10       91,440.24    182,338.84            0.00       0.00     19,859,699.35
A-P             0.00        341.65            0.00       0.00         69,438.77
A-V         8,544.08      8,544.08            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1         6,999.75     13,958.03            0.00       0.00      1,520,259.99
M-2         2,332.97      4,652.12            0.00       0.00        506,693.15
M-3         1,749.83      3,489.30            0.00       0.00        380,042.43
B-1         1,166.69      2,326.47            0.00       0.00        253,391.71
B-2           583.55      1,163.65            0.00       0.00        126,740.99
B-3         1,166.51      2,326.11            0.00       0.00        253,351.28

-------------------------------------------------------------------------------
          223,591.90    637,268.57            0.00       0.00     46,575,632.77
===============================================================================









































Run:        04/25/05     17:48:47
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S16(POOL #  4629)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4629
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     158.361311    1.441976     0.725823     2.167799   0.000000  156.919336
A-2     239.759025    2.183151     0.729267     2.912418   0.000000  237.575874
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9     793.456000   13.043083     3.636673    16.679756   0.000000  780.412917
A-10    906.845361    4.131755     4.156375     8.288130   0.000000  902.713607
A-P     268.844921    1.316284     0.000000     1.316284   0.000000  267.528636
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     906.845363    4.131756     4.156374     8.288130   0.000000  902.713607
M-2     906.845355    4.131748     4.156369     8.288117   0.000000  902.713607
M-3     906.845365    4.131758     4.156366     8.288124   0.000000  902.713607
B-1     906.845349    4.131742     4.156359     8.288101   0.000000  902.713607
B-2     906.845373    4.131766     4.156339     8.288105   0.000000  902.713607
B-3     906.845367    4.131760     4.156381     8.288141   0.000000  902.713607

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/25/05     17:48:47                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S16 (POOL #  4629)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4629
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        9,976.13
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,889.55

SUBSERVICER ADVANCES THIS MONTH                                        3,165.40
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     342,123.46

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      46,575,632.76

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          146

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      199,581.87

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.49013900 %     5.15353100 %    1.35431540 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            93.46220500 %     5.16792884 %    1.36214970 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              524,033.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,814,712.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.03742140
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              148.00

POOL TRADING FACTOR:                                                16.59729010

Run:        04/26/05     11:24:34                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S16(POOL #  4629)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4629
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JZM9    35,000,000.00   5,492,176.75     5.500000  %    162,884.11
A-2     76111JZN7    25,000,000.00   5,939,396.85     3.650000  %    176,147.52
A-3     76111JZP2             0.00           0.00     5.500000  %          0.00
A-4     76111JZQ0    12,250,000.00           0.00     5.500000  %          0.00
A-5     76111JZR8       400,000.00           0.00     5.500000  %          0.00
A-6     76111JZS6       200,000.00           0.00     5.500000  %          0.00
A-7     76111JZT4    66,544,000.00           0.00     5.500000  %          0.00
A-8     76111JZU1   100,000,000.00           0.00     5.500000  %          0.00
A-9     76111JZV9    15,600,000.00  12,174,441.50     5.500000  %    860,023.57
A-10    76111JZW7    22,000,000.00  19,859,699.35     5.500000  %     90,028.21
A-P     76111JZX5       259,556.41      69,438.77     0.000000  %        889.23
A-V     76111JZY3             0.00           0.00     0.217397  %          0.00
R-I     76111JZZ0           100.00           0.00     5.500000  %          0.00
R-II    76111JA20           100.00           0.00     5.500000  %          0.00
M-1     76111JA38     1,684,100.00   1,520,259.99     5.500000  %      6,891.66
M-2     76111JA46       561,300.00     506,693.15     5.500000  %      2,296.95
M-3     76111JA53       421,000.00     380,042.43     5.500000  %      1,722.81
B-1     76111JA61       280,700.00     253,391.71     5.500000  %      1,148.68
B-2     76111JA79       140,400.00     126,740.99     5.500000  %        574.54
B-3     76111JA87       280,655.21     253,351.28     5.500000  %      1,148.50

-------------------------------------------------------------------------------
                  280,621,911.62    46,575,632.77                  1,303,755.78
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        25,172.48    188,056.59            0.00       0.00      5,329,292.64
A-2        18,065.67    194,213.19            0.00       0.00      5,763,249.33
A-3         9,156.57      9,156.57            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-8             0.00          0.00            0.00       0.00              0.00
A-9        55,799.52    915,823.09            0.00       0.00     11,314,417.93
A-10       91,023.62    181,051.83            0.00       0.00     19,769,671.14
A-P             0.00        889.23            0.00       0.00         68,549.54
A-V         8,437.82      8,437.82            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1         6,967.86     13,859.52            0.00       0.00      1,513,368.33
M-2         2,322.34      4,619.29            0.00       0.00        504,396.20
M-3         1,741.86      3,464.67            0.00       0.00        378,319.62
B-1         1,161.38      2,310.06            0.00       0.00        252,243.03
B-2           580.90      1,155.44            0.00       0.00        126,166.45
B-3         1,161.19      2,309.69            0.00       0.00        252,202.78

-------------------------------------------------------------------------------
          221,591.21  1,525,346.99            0.00       0.00     45,271,876.99
===============================================================================









































Run:        04/26/05     11:24:34
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S16(POOL #  4629)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4629
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     156.919336    4.653831     0.719214     5.373045   0.000000  152.265504
A-2     237.575874    7.045901     0.722627     7.768528   0.000000  230.529973
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9     780.412916   55.129716     3.576892    58.706608   0.000000  725.283200
A-10    902.713607    4.092191     4.137437     8.229628   0.000000  898.621416
A-P     267.528651    3.425999     0.000000     3.425999   0.000000  264.102652
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     902.713607    4.092192     4.137438     8.229630   0.000000  898.621416
M-2     902.713612    4.092197     4.137431     8.229628   0.000000  898.621416
M-3     902.713601    4.092185     4.137435     8.229620   0.000000  898.621416
B-1     902.713614    4.092198     4.137442     8.229640   0.000000  898.621416
B-2     902.713581    4.092165     4.137464     8.229629   0.000000  898.621416
B-3     902.713590    4.092174     4.137425     8.229599   0.000000  898.621416

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:24:35                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S16 (POOL #  4629)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4629
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        9,834.89
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,926.60

SUBSERVICER ADVANCES THIS MONTH                                        4,680.29
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     509,705.72

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      45,271,876.98

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          143

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,092,610.99

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.46220500 %     5.17564500 %    1.36011890 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            93.30426200 %     5.29265473 %    1.39505720 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              524,033.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,814,712.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.03606421
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              146.50

POOL TRADING FACTOR:                                                16.13269496

Run:        04/07/05     11:14:56                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S16(POOL #  4629)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4629
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JZM9    35,000,000.00   5,329,292.64     5.500000  %    161,683.58
A-2     76111JZN7    25,000,000.00   5,763,249.33     3.650000  %    174,849.25
A-3     76111JZP2             0.00           0.00     5.500000  %          0.00
A-4     76111JZQ0    12,250,000.00           0.00     5.500000  %          0.00
A-5     76111JZR8       400,000.00           0.00     5.500000  %          0.00
A-6     76111JZS6       200,000.00           0.00     5.500000  %          0.00
A-7     76111JZT4    66,544,000.00           0.00     5.500000  %          0.00
A-8     76111JZU1   100,000,000.00           0.00     5.500000  %          0.00
A-9     76111JZV9    15,600,000.00  11,314,417.93     5.500000  %    851,728.28
A-10    76111JZW7    22,000,000.00  19,769,671.14     5.500000  %     91,321.25
A-P     76111JZX5       259,556.41      68,549.54     0.000000  %        932.99
A-V     76111JZY3             0.00           0.00     0.216098  %          0.00
R-I     76111JZZ0           100.00           0.00     5.500000  %          0.00
R-II    76111JA20           100.00           0.00     5.500000  %          0.00
M-1     76111JA38     1,684,100.00   1,513,368.33     5.500000  %      6,990.65
M-2     76111JA46       561,300.00     504,396.20     5.500000  %      2,329.94
M-3     76111JA53       421,000.00     378,319.62     5.500000  %      1,747.56
B-1     76111JA61       280,700.00     252,243.03     5.500000  %      1,165.17
B-2     76111JA79       140,400.00     126,166.45     5.500000  %        582.80
B-3     76111JA87       280,655.21     252,202.78     5.500000  %      1,164.99

-------------------------------------------------------------------------------
                  280,621,911.62    45,271,876.99                  1,294,496.46
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        24,425.92    186,109.50            0.00       0.00      5,167,609.06
A-2        17,529.88    192,379.13            0.00       0.00      5,588,400.08
A-3         8,885.01      8,885.01            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-8             0.00          0.00            0.00       0.00              0.00
A-9        51,857.75    903,586.03            0.00       0.00     10,462,689.65
A-10       90,610.99    181,932.24            0.00       0.00     19,678,349.89
A-P             0.00        932.99            0.00       0.00         67,616.55
A-V         8,152.64      8,152.64            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1         6,936.27     13,926.92            0.00       0.00      1,506,377.68
M-2         2,311.82      4,641.76            0.00       0.00        502,066.26
M-3         1,733.96      3,481.52            0.00       0.00        376,572.06
B-1         1,156.11      2,321.28            0.00       0.00        251,077.86
B-2           578.26      1,161.06            0.00       0.00        125,583.65
B-3         1,155.93      2,320.92            0.00       0.00        251,037.79

-------------------------------------------------------------------------------
          215,334.54  1,509,831.00            0.00       0.00     43,977,380.53
===============================================================================









































Run:        04/07/05     11:14:56
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S16(POOL #  4629)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4629
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     152.265504    4.619531     0.697883     5.317414   0.000000  147.645973
A-2     230.529973    6.993970     0.701195     7.695165   0.000000  223.536003
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9     725.283200   54.597966     3.324215    57.922181   0.000000  670.685234
A-10    898.621416    4.150966     4.118681     8.269647   0.000000  894.470449
A-P     264.102668    3.594556     0.000000     3.594556   0.000000  260.508112
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     898.621414    4.150965     4.118681     8.269646   0.000000  894.470449
M-2     898.621420    4.150971     4.118689     8.269660   0.000000  894.470449
M-3     898.621423    4.150974     4.118670     8.269644   0.000000  894.470449
B-1     898.621429    4.150980     4.118668     8.269648   0.000000  894.470449
B-2     898.621447    4.150997     4.118661     8.269658   0.000000  894.470449
B-3     898.621415    4.150965     4.118684     8.269649   0.000000  894.470449

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:14:56                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S16 (POOL #  4629)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4629
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        9,550.77
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     1,838.16

SUBSERVICER ADVANCES THIS MONTH                                        1,945.07
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     212,369.56

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      43,977,380.54

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          140

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,085,361.09

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.30426200 %     5.30068000 %    1.39294480 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            93.13884900 %     5.42327892 %    1.42952100 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              524,033.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,814,712.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.03393588
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              145.30

POOL TRADING FACTOR:                                                15.67139939

Run:        04/25/05     11:59:49                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S16(POOL #  4629)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4629
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111JZM9    35,000,000.00   5,167,609.06     5.500000  %    156,818.99
A-2     76111JZN7    25,000,000.00   5,588,400.08     3.650000  %    169,588.53
A-3     76111JZP2             0.00           0.00     5.500000  %          0.00
A-4     76111JZQ0    12,250,000.00           0.00     5.500000  %          0.00
A-5     76111JZR8       400,000.00           0.00     5.500000  %          0.00
A-6     76111JZS6       200,000.00           0.00     5.500000  %          0.00
A-7     76111JZT4    66,544,000.00           0.00     5.500000  %          0.00
A-8     76111JZU1   100,000,000.00           0.00     5.500000  %          0.00
A-9     76111JZV9    15,600,000.00  10,462,689.65     5.500000  %    822,693.94
A-10    76111JZW7    22,000,000.00  19,678,349.89     5.500000  %     91,981.94
A-P     76111JZX5       259,556.41      67,616.55     0.000000  %        314.14
A-V     76111JZY3             0.00           0.00     0.214015  %          0.00
R-I     76111JZZ0           100.00           0.00     5.500000  %          0.00
R-II    76111JA20           100.00           0.00     5.500000  %          0.00
M-1     76111JA38     1,684,100.00   1,506,377.68     5.500000  %      7,041.21
M-2     76111JA46       561,300.00     502,066.26     5.500000  %      2,346.79
M-3     76111JA53       421,000.00     376,572.06     5.500000  %      1,760.20
B-1     76111JA61       280,700.00     251,077.86     5.500000  %      1,173.61
B-2     76111JA79       140,400.00     125,583.65     5.500000  %        587.01
B-3     76111JA87       280,655.21     251,037.79     5.500000  %      1,173.42

-------------------------------------------------------------------------------
                  280,621,911.62    43,977,380.53                  1,255,479.78
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1        23,684.87    180,503.86            0.00       0.00      5,010,790.07
A-2        16,998.05    186,586.58            0.00       0.00      5,418,811.55
A-3         8,615.45      8,615.45            0.00       0.00              0.00
A-4             0.00          0.00            0.00       0.00              0.00
A-5             0.00          0.00            0.00       0.00              0.00
A-6             0.00          0.00            0.00       0.00              0.00
A-7             0.00          0.00            0.00       0.00              0.00
A-8             0.00          0.00            0.00       0.00              0.00
A-9        47,953.99    870,647.93            0.00       0.00      9,639,995.71
A-10       90,192.44    182,174.38            0.00       0.00     19,586,367.95
A-P             0.00        314.14            0.00       0.00         67,302.41
A-V         7,843.17      7,843.17            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1         6,904.23     13,945.44            0.00       0.00      1,499,336.47
M-2         2,301.14      4,647.93            0.00       0.00        499,719.47
M-3         1,725.96      3,486.16            0.00       0.00        374,811.86
B-1         1,150.77      2,324.38            0.00       0.00        249,904.25
B-2           575.59      1,162.60            0.00       0.00        124,996.64
B-3         1,150.59      2,324.01            0.00       0.00        249,864.37

-------------------------------------------------------------------------------
          209,096.25  1,464,576.03            0.00       0.00     42,721,900.75
===============================================================================









































Run:        04/25/05     11:59:49
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S16(POOL #  4629)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4629
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     147.645973    4.480543     0.676711     5.157254   0.000000  143.165431
A-2     223.536003    6.783542     0.679922     7.463464   0.000000  216.752462
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-8       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-9     670.685235   52.736792     3.073974    55.810766   0.000000  617.948443
A-10    894.470449    4.180997     4.099656     8.280653   0.000000  890.289452
A-P     260.508110    1.210296     0.000000     1.210296   0.000000  259.297814
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     894.470451    4.180999     4.099656     8.280655   0.000000  890.289452
M-2     894.470443    4.180991     4.099662     8.280653   0.000000  890.289452
M-3     894.470450    4.180998     4.099667     8.280665   0.000000  890.289452
B-1     894.470464    4.181012     4.099644     8.280656   0.000000  890.289452
B-2     894.470435    4.180983     4.099644     8.280627   0.000000  890.289452
B-3     894.470454    4.181002     4.099657     8.280659   0.000000  890.289452

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     11:59:49                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2002-S16 (POOL #  4629)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4629
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                        9,317.58
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     2,001.08

SUBSERVICER ADVANCES THIS MONTH                                            0.00
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     0           0.00

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      42,721,900.74

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          136

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    1,049,902.96

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         93.13884900 %     5.43163000 %    1.42732310 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            92.96996500 %     5.55655942 %    1.46470790 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                              524,033.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,814,712.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.03402200
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              144.10

POOL TRADING FACTOR:                                                15.22400745